Exhibit 99.1

Murphy USA Inc. Reports Third Quarter 2017 Results

El Dorado, Arkansas, Nov. 1, 2017 (GLOBE NEWSWIRE) – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced financial results for the three and nine months ended September 30, 2017.
Key Highlights:

•	Net income was $67.9 million, or $1.90 per diluted share in Q3 2017 compared to net income of $45.5 million, or $1.16 per diluted share, in Q3 2016

•	Total fuel contribution (retail fuel margin plus product supply and wholesale ("PS&W") results including RINS) for Q3 2017 was 20.5 cpg compared to 15.4 cpg in Q3 2016

•	Total retail gallons declined 5.5% to 1.0 billion gallons for the network during Q3 2017 while volumes on an average per store month ("APSM") basis declined 9.5% versus prior year quarter

•	Merchandise contribution dollars grew 2.0% during the quarter to $97.7 million on average unit margins of 16.1%

•
During the quarter, 12 new stores opened, in addition to five raze-and-rebuild locations. Since quarter end, 10 sites have opened (including one raze and rebuild) and construction is ongoing as of today at 23 locations.

•
Common shares repurchased during the third quarter were approximately 1.3 million for $85.7 million at an average price of $68.07 per share. YTD 2017 common share repurchases total 2.3 million shares for $152.0 million at an average price of $67.47 per share.

"Third quarter results were impacted by the severity and devastation wrought by hurricanes Harvey and Irma, yet the resilience of our people and business model was evident in the quarterly results," said President and CEO Andrew Clyde.  "Our first priority was to help ensure the safety and well-being of our employees, who not only persevered during these crises, but remained eager and engaged to re-open stores for our customers as soon as possible, as we retained 100% of our store managers and assistant managers.  While per-store metrics were negatively impacted from both a fuel volume and merchandise perspective, once prices had reached equilibrium following the refinery shutdowns, the retreat in wholesale prices contributed to a robust margin environment in September which helped offset a period of negative margins as Harvey made landfall.”  Clyde concluded, "As we exit the third quarter, the industry and our business are showing signs of returning to normalized operations and overcoming significant logistical challenges throughout the month of September and into October. Wholesale gasoline and diesel product flows resumed in both the storm-impacted areas and adjacent regions that incurred extended fuel supply outages, consumer demand returned, and the citizens of Texas and Florida began the process of rebuilding."

Consolidated Results

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2017	2016	2017	2016
Net income ($ Millions)	$67.9	$45.5	$120.4	$177.7
Earnings per share (diluted)	$1.90	$1.16	$3.29	$4.44
Adjusted EBITDA ($ Millions)	$147.4	$105.3	$306.9	$296.9

Net income, earnings per share and adjusted EBITDA in Q3 2017 were all above prior year levels due to higher total margin contribution from both fuel and merchandise. Net income and EPS in the nine-month period ended September 30, 2016 reflect $56.0 million of after-tax gains from the sale of the CAM pipeline system recorded in the first quarter of 2016.
Fuel

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2017	2016	2017	2016
Total retail fuel contribution ($ Millions)	$158.9	$149.1	$437.1	$373.1
Total fuel contribution (including retail, PS&W and RINS) (cpg)	20.5	15.4	16.3	15.4
Retail fuel volume - chain (Million gal)	1,028.7	1,088.2	3,101.6	3,128.7
Retail fuel volume - per site (K gal APSM)	242.8	268.3	246.4	259.7
Retail fuel margin (cpg excl credit card fees)	15.5	13.7	14.1	11.9
PS&W plus RINs contribution (cpg)	5.0	1.7	2.2	3.5
Total fuel contribution dollars increased 25.7% in Q3 2017 due primarily to higher retail margins, combined with higher year-over-year contribution from PS&W plus RINs.
Total retail fuel contribution increased 6.6% during the quarter despite a 5.5% decrease in total network retail gallons sold, largely attributable to hurricane-related impacts. PS&W contribution plus RINs continued to show sequential improvement since the first quarter of 2017, achieving 5.0 cpg of retail-equivalent margin.
Merchandise

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2017	2016	2017	2016
Total merchandise sales ($ Millions)	$605.6	$599.0	$1,777.1	$1,750.2
Total merchandise contribution ($ Millions)	$97.7	$95.7	$284.2	$274.3
Total merchandise sales ($K APSM)	$142.9	$147.7	$141.2	$145.3
Merchandise unit margin (%)	16.1%	16.0%	16.0%	15.7%
Tobacco contribution ($K APSM)	$13.3	$13.7	$13.2	$13.4
Non-tobacco contribution ($K APSM)	$9.8	$9.9	$9.4	$9.4
Total merchandise contribution ($K APSM)	$23.0	$23.6	$22.6	$22.8
Total merchandise sales increased 1.1% to $605.6 million in the third quarter 2017 from $599.0 million in the prior year, with margins increasing to 16.1% versus 16.0%, respectively. On a per-store-month basis, total merchandise contribution declined 2.3%, largely due to accelerated traffic declines, which were primarily storm-related, and lower tobacco contribution.
Other areas

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2017	2016	2017	2016
Total station and other operating expense ($ Millions)	$130.4	$128.0	$384.6	$369.9
Station OPEX excl credit card fees ($K APSM)	$21.0	$22.2	$20.9	$21.6
Total SG&A cost ($ Millions)	$31.5	$30.7	$101.1	$94.5

Total station and other operating expenses increased $2.4 million for the quarter, reflecting new store additions and slightly higher payment fees due to higher retail fuel prices. However, on a per store basis, operating expenses excluding payment fees declined 5.4%.
Station Openings
Murphy USA opened 12 retail locations in Q3 2017 (not including five raze and rebuilds), bringing the quarter end store count to 1,423, consisting of 1,154 Murphy USA sites and 269 Murphy Express sites. A total of 23 stores are currently under construction, which includes three kiosks undergoing a raze and rebuild which will return to operation as 1,200 sq. foot stores before year end. Since September 30, 2017, 10 stores have opened.
Financial Resources

	As of September 30,
Key Metrics	2017	2016
Cash and cash equivalents ($ Millions)	$169.0	$206.7
Long-term debt ($ Millions)	$865.0	$638.9

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Metrics	2017	2016	2017	2016
Average shares outstanding (diluted) (in thousands)	35,745	39,174	36,579	39,989
Cash balances on September 30, 2017 totaled $169.0 million. Long-term debt consisted of approximately $492 million in carrying value of 6% senior notes due in 2023, $295 million in carrying value of 5.625% senior notes due in 2027 and $97 million of term debt less $19 million of current maturities, which is reflected in current liabilities. Remaining undrawn borrowing capacity under the ABL was $295 million as of September 30, 2017.
Common shares repurchased during the current quarter were approximately 1.3 million for $85.7 million. As of September 30, 2017, there was approximately $25 million remaining under the previously authorized program of up to $500 million. Upon completing the existing repurchase program, the Company may elect to repurchase additional shares utilizing existing available cash balances if prices are favorable in management's opinion. At September 30, 2017, the Company had common shares outstanding of 34,796,150.

* * * * *
Earnings Call Information
The Company will host a conference call on November 2, 2017, at 10:00 a.m. Central time to discuss third quarter 2017 results. The conference call number is 1 (844) 613-1037 and the conference number is 93873089. The earnings and investor related materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the Murphy USA website (http://ir.corporate.murphyusa.com). Approximately one hour after the conclusion of the conference, the webcast will be available for replay. Shortly thereafter, a transcript will be available.

Source: Murphy USA Inc. (NYSE: MUSA)

Forward-Looking Statements
Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to anticipated store openings, fuel margins, merchandise margins, sales of RINs and trends in our operations. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of any systems failures, cybersecurity and/or security breaches, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; efficient and proper allocation of our capital resources; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC report, including our Annual Report on our Form 10-K for the year ended December 31, 2016 contains other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact: Christian Pikul (870) 875-7683 Director, Investor Relations christian.pikul@murphyusa.com Cell 870-677-0278	Media/ Public Relations Contact: Jerianne Thomas (870) 875-7770 Director, Corporate Communications jerianne.thomas@murphyusa.com Cell 870-866-6321

Murphy USA Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of dollars except per share amounts)	2017	2016	2017	2016
Operating Revenues
Petroleum product sales (a)	$2,580,985	$2,394,951	$7,550,958	$6,654,970
Merchandise sales	605,575	598,968	1,777,063	1,750,162
Other operating revenues	49,791	48,819	119,008	133,630
Total operating revenues	3,236,351	3,042,738	9,447,029	8,538,762

Operating Expenses
Petroleum product cost of goods sold (a)	2,419,124	2,275,487	7,161,632	6,301,552
Merchandise cost of goods sold	507,921	503,266	1,492,861	1,475,869
Station and other operating expenses	130,375	127,991	384,552	369,910
Depreciation and amortization	28,989	25,576	83,514	72,747
Selling, general and administrative	31,535	30,726	101,128	94,549
Accretion of asset retirement obligations	447	411	1,335	1,236
Total operating expenses	3,118,391	2,963,457	9,225,022	8,315,863

Gain (loss) on sale of assets	(58)	(335)	(3,426)	88,640
Income from operations	117,902	78,946	218,581	311,539

Other income (expense)
Interest income	466	144	831	474
Interest expense	(12,726)	(10,182)	(33,868)	(29,780)
Other nonoperating income (expense)	3,034	2,848	3,269	2,966
Total other income (expense)	(9,226)	(7,190)	(29,768)	(26,340)
Income before income taxes	108,676	71,756	188,813	285,199
Income tax expense	40,789	26,265	68,389	107,524
Net Income	$67,887	$45,491	$120,424	$177,675

Basic and Diluted Earnings Per Common Share
Basic	$1.92	$1.17	$3.32	$4.47
Diluted	$1.90	$1.16	$3.29	$4.44
Weighted-average shares outstanding (in thousands):
Basic	35,423	38,896	36,253	39,719
Diluted	35,745	39,174	36,579	39,989
Supplemental information:
(a) Includes excise taxes of:	$488,790	$505,814	$1,473,440	$1,466,347

Murphy USA Inc.
Segment Operating Results
(Unaudited)

(Thousands of dollars, except volume per store month, margins and store counts)	Three Months Ended September 30,		Nine Months Ended September 30,
Marketing Segment	2017	2016	2017	2016

Operating Revenues
Petroleum product sales	$2,580,985	$2,394,951	$7,550,958	$6,654,970
Merchandise sales	605,575	598,968	1,777,063	1,750,162
Other operating revenues	49,773	48,808	118,756	133,403
Total operating revenues	3,236,333	3,042,727	9,446,777	8,538,535

Operating expenses
Petroleum products cost of goods sold	2,419,124	2,275,487	7,161,632	6,301,552
Merchandise cost of goods sold	507,921	503,266	1,492,861	1,475,869
Station and other operating expenses	130,371	127,991	384,548	369,910
Depreciation and amortization	27,352	23,939	78,660	67,972
Selling, general and administrative	31,535	30,727	101,128	94,549
Accretion of asset retirement obligations	447	411	1,335	1,236
Total operating expenses	3,116,750	2,961,821	9,220,164	8,311,088

Gain (loss) on sale of assets	(58)	(336)	(3,426)	88,640
Income from operations	119,525	80,570	223,187	316,087

Other income
Interest expense	(20)	(14)	(59)	(35)
Other nonoperating income	2,939	2,730	3,169	2,771
Total other income	2,919	2,716	3,110	2,736

Income from continuing operations
before income taxes	122,444	83,286	226,297	318,823
Income tax expense	46,614	30,531	86,153	120,201
Income from continuing operations	$75,830	$52,755	$140,144	$198,622

Total tobacco sales revenue per store month	$104,432	$111,898	$103,454	$109,427
Total non-tobacco sales revenue per store month	38,491	35,763	37,712	35,837
Total merchandise sales revenue per store month	$142,923	$147,661	$141,166	$145,264

Store count at end of period	1,423	1,364	1,423	1,364
Total store months during the period	4,237	4,056	12,588	12,048

Same store sales information (compared to APSM metrics)

	Variance from prior year quarter
	Three months ended
	September 30, 2017
	SSS	APSM
Fuel gallons per month	(8.9)%	(9.5)%

Merchandise sales	(2.4)%	(3.2)%
Tobacco sales	(4.9)%	(6.7)%
Non tobacco sales	5.4%	7.6%

Merchandise margin	(1.6)%	(2.3)%
Tobacco margin	(0.7)%	(3.3)%
Non tobacco margin	(2.8)%	(0.9)%

	Variance from prior year quarter
	Nine months ended
	September 30, 2017
	SSS	APSM
Fuel gallons per month	(4.6)%	(5.1)%

Merchandise sales	(1.5)%	(2.8)%
Tobacco sales	(3.1)%	(5.5)%
Non tobacco sales	3.5%	5.2%

Merchandise margin	0.2%	(0.8)%
Tobacco margin	1.1%	(1.6)%
Non tobacco margin	(1.1)%	0.3%

Note

Average Per Store Month (APSM) metric includes all stores open through the date of the calculation.

Same store sales (SSS) metric includes aggregated individual store results for all stores open throughout both periods presented. For all periods presented, the store must have been open for the entire calendar year to be included in the comparison. Remodeled stores that remained open or were closed for just a very brief time (less than a month) during the period being compared remain in the same store sales calculation. If a store is replaced either at the same location (raze and rebuild) or relocated to a new location, it will be excluded from the calculation during the period it is out of service. New constructed sites do not enter the calculation until they are open for each full calendar year for the periods being compared (open by January 1, 2016 for the sites being compared in the 2017 versus 2016 compared).

Murphy USA Inc.
Consolidated Balance Sheets

(Thousands of dollars)	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$169,014	$153,813
Accounts receivable—trade, less allowance for doubtful accounts of $1,094 in 2017 and $1,891 in 2016	192,443	183,519
Inventories, at lower of cost or market	200,765	153,351
Prepaid expenses and other current assets	13,538	24,871
Total current assets	575,760	515,554
Property, plant and equipment, at cost less accumulated depreciation and amortization of $846,212 in 2017 and $780,426 in 2016	1,659,410	1,532,655
Other assets	44,337	40,531
Total assets	$2,279,507	$2,088,740
Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$19,719	$40,596
Trade accounts payable and accrued liabilities	454,074	473,370
Income taxes payable	12,216	594
Total current liabilities	486,009	514,560

Long-term debt, including capitalized lease obligations	864,975	629,622
Deferred income taxes	222,085	204,656
Asset retirement obligations	27,489	26,200
Deferred credits and other liabilities	13,856	16,626
Total liabilities	1,614,414	1,391,664
Stockholders' Equity
Preferred Stock, par $0.01 (authorized 20,000,000 shares,
none outstanding)	—	—
Common Stock, par $0.01 (authorized 200,000,000 shares,
46,767,164 and 46,767,164 shares issued at
2017 and 2016, respectively)	468	468
Treasury stock (11,971,014 and 9,831,196 shares held at
September 30, 2017 and December 31, 2016, respectively)	(753,019)	(608,001)
Additional paid in capital (APIC)	547,949	555,338
Retained earnings	869,695	749,271
Total stockholders' equity	665,093	697,076
Total liabilities and stockholders' equity	$2,279,507	$2,088,740

Murphy USA Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of dollars)	2017	2016	2017	2016
Operating Activities
Net income	$67,887	$45,491	$120,424	$177,675
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	28,989	25,576	83,514	72,747
Amortization of deferred major repair costs	—	—	—	—
Deferred and noncurrent income tax charges (credits)	4,415	23,031	17,429	37,636
Accretion of asset retirement obligations	447	411	1,335	1,236
Pretax (gains) losses from sale of assets	58	335	3,426	(88,640)
Net (increase) decrease in noncash operating working capital	26,444	(52,045)	(58,274)	5,382
Other operating activities - net	(2,316)	(1,573)	(1,488)	3,792
Net cash provided by operating activities	125,924	41,226	166,366	209,828
Investing Activities
Property additions	(67,382)	(82,342)	(201,532)	(198,911)
Proceeds from sale of assets	(26)	(1,297)	689	85,001
Changes in restricted cash	—	55,142	—	68,571
Other investing activities - net	(456)	(13,750)	(4,599)	(28,888)
Net cash required by investing activities	(67,864)	(42,247)	(205,442)	(74,227)
Financing Activities
Purchase of treasury stock	(85,672)	(45,223)	(152,009)	(212,328)
Borrowings of debt	—	—	338,750	200,000
Repayments of debt	(233)	(116)	(126,134)	(10,281)
Debt issuance costs	(165)	—	(1,100)	(3,240)
Amounts related to share-based compensation	(71)	(1,158)	(5,230)	(5,395)
Net cash provided by (required by) financing activities	(86,141)	(46,497)	54,277	(31,244)
Net increase (decrease) in cash and cash equivalents	(28,081)	(47,518)	15,201	104,357
Cash and cash equivalents at beginning of period	197,095	254,210	153,813	102,335
Cash and cash equivalents at end of period	$169,014	$206,692	$169,014	$206,692

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following table sets forth the Company’s EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2017 and 2016. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, gain (loss) on sale of assets and other non-operating expense (income)). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).
We use Adjusted EBITDA in our operational and financial decision-making, believing that the measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. We believe that the presentation of Adjusted EBITDA provides useful information to investors because it allows understanding of a key measure that we evaluate internally when making operating and strategic decisions, preparing our annual plan, and evaluating our overall performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and EBITDA and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.
The reconciliation of net income to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of dollars)	2017	2016	2017	2016

Net income	$67,887	$45,491	$120,424	$177,675

Income taxes	40,789	26,265	68,389	107,524
Interest expense, net of interest income	12,260	10,038	33,037	29,306
Depreciation and amortization	28,989	25,576	83,514	72,747
EBITDA	$149,925	$107,370	$305,364	$387,252

Accretion of asset retirement obligations	447	411	1,335	1,236
(Gain) loss on sale of assets	58	335	3,426	(88,640)
Other nonoperating (income) expense	(3,034)	(2,848)	(3,269)	(2,966)
Adjusted EBITDA	$147,396	$105,268	$306,856	$296,882